SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2004

MUELLER GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-117473	37-138-7813
(Commission File Number)	(IRS Employer Identification No.)

500 West Eldorado St., Decatur, IL	62522-1808
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 423-4471

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

       On August 26, 2004, Mueller Group, Inc. (the “Company”) entered into a First Amendment to its Second Amended and Restated Credit Agreement, dated as of April 23, 2004 (the “Credit Agreement”), with the Lenders party thereto, Credit Suisse First Boston, as Administrative Agent, lead arranger and sole book runner, and JPMorgan Chase Bank and Deutsche Bank Securities Inc., as Syndication Agents. Credit Suisse First Boston is an affiliate of the DLJ Merchant Banking funds, which own a substantial portion of our common stock. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Credit Agreement.

      The First amendment provides for, among other things, (1) the reduction of the term loan pricing for LIBOR-based loans to LIBOR plus 2.75% and for Base Rate Loans to the Base Rate plus 1.50%, and (2) the ability to use certain available cash to retire junior debt subject to a maximum Leverage Ratio and maximum annual basket amounts.

Item 9.01      Financial Statements and Exhibits

      (c) Exhibits

            99.1       First Amendment to Credit Agreement entered into on August 26, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER GROUP, INC.

Date:	August 27, 2004	By:	/s/ Darrell Jean

			Name:	Darrell Jean
			Title:	Vice President and Chief Financial Officer